Exhibit 5.1

[Latham & Watkins LLP Letterhead]

January 28, 2004

CV Therapeutics, Inc.

3172 Porter Drive

Palo Alto, California 94304

Re: Issuance of 684,097 Shares of Common Stock of CV Therapeutics, Inc.

Ladies and Gentlemen:

In connection with the issuance by CV Therapeutics, Inc. (the “Company”) to Acqua Wellington North American Equities Fund, Ltd. on the date hereof of 684,097 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant to the registration statement on Form S-3 (File No. 333-59318) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a prospectus dated August 29, 2003 (the “Prospectus”) and a prospectus supplement dated January 27, 2004, you have requested our opinion with respect to the matters set forth below.

In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals and copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof, the Shares are validly issued, fully paid and nonassessable.

We consent to your filing this opinion as an exhibit to a Current Report on Form 8-K, incorporated by reference into the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the Prospectus.

Very truly yours,

Latham & Watkins LLP